UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

GOLDLAND HOLDINGS CO.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-53765 (Commission File Number)	26-1266967 (IRS Employer Identification No.)
590 York Road, Unit 3 Niagara On The Lake, Ontario, CANADA (principal executive offices)	L0S 1J0 (Zip Code)

(716) 803-0621
(registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in registrant’s Certifying Accountant.

Resignation of Former Certifying Accountants.  On November 4, 2015, the registrant was notified by its independent certifying accountant, W.T. Uniack & Co. CPAs, P.C. (“Uniack”) that Uniack was resigning as the registrant’s independent auditor.

Uniack’s reports on the registrant’s financial statements for the years ended December 31, 2012, and December 31, 2013, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to accept the resignation of Uniack was made by the registrant’s board of directors.

During the two most recent fiscal years and any subsequent interim period through November 4, 2015, there have not been any disagreements between the registrant and Uniack on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Uniack, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods.

Engagement of New Certifying Accountants.  On November 9, 2015, the registrant engaged Scrudato & Co. CPA (“Scrudato”) as the registrant’s independent accountants to report on the registrant’s balance sheets for the year ended December 31, 2014, and the related combined statements of income, stockholders’ equity and cash flows for the years then ended.  The decision to appoint Scrudato was approved by the registrant’s board of directors.

During the registrant’s two most recent fiscal years and any subsequent interim period prior to the engagement of Scrudato, neither the registrant nor anyone on the registrant’s behalf consulted with Scrudato regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

The registrant has provided Uniack with a copy of the disclosures it is making in this current report, which Uniack has received no later than the day that the disclosures are filed with the Commission.  The registrant requested that Uniack furnish the registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant in response to Item 304(a) of Regulation S-K, and, if not, stating the respects in which it does not agree.  Inasmuch as Uniack’s letter is unavailable at the time of the filing this report, the registrant has requested Uniack to provide the letter as promptly as possible so that the registrant can file the letter with the Commission within ten business days after the filing of this report.  Notwithstanding the ten business day period, the registrant shall file the letter by amendment within two business days of receipt; if the letter is received on a Saturday, Sunday or holiday on which the Commission is not open for business, then the two business day period shall begin to run on and shall include the first business day thereafter.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial statements of business acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell registrant transactions.  Not applicable.

(d)

Exhibits.  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2015.	GOLDLAND HOLDINGS CO.

By /s/ Paul Parliament
Paul Parliament, chief executive officer

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